Exhibit 99.1

The amount reported includes an aggregate of 167,578,410 ordinary shares of LyondellBasell Industries N.V. (the “Issuer”), of which (a) 3,383,080 shares are owned of record by ACLF/Lyondell S.à.r.l. (“ACLF/Lyondell”); (b) 3,102,004 shares are owned of record by ACLF Co-Invest/Lyondell S.à.r.l. (“ACLF Co-Invest”); (c) 79,237,329 shares are owned of record by LeverageSource Holdings Series III (Lux) S.à r.l. (“LeverageSource Series III”); (d) 78,614,992 shares are owned of record by LeverageSource XI (N), L.P. (“LeverageSource N”); (e) 560,960 shares are owned of record by AIE Eurolux S.à r.l. (“AIE Eurolux”); and (f) 2,680,045 shares are owned of record by LeverageSource XI (A), L.P. (“LeverageSource A”, and together with ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, LeverageSource N and AIE Eurolux, the “Apollo Funds”).

Apollo Credit Liquidity Management, L.P. (“ACL Management”) serves as the investment manager for ACLF/Lyondell.  The general partner of ACL Management is Apollo Credit Liquidity Management GP, LLC (“ACL Management GP”).  The sole member of ACL Management GP is Apollo Capital Management, L.P. (“Capital Management”).  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

The sole shareholder of ACLF Co-Invest is ACLF Co-Investment Fund, L.P. (“ACLF Co-Investment Fund”).  The general partner of ACLF Co-Investment Fund is Apollo Credit Liquidity Advisors, L.P. (“ACL Advisors”).  Apollo Credit Liquidity Capital Management, LLC (“ACL Capital Management”) is the general partner of ACL Advisors.  The sole member of ACL Capital Management is Apollo Principal Holdings II, L.P. (“Principal II”).  The general partner of Principal II is Apollo Principal Holdings II GP, LLC (“Principal II GP”).

LeverageSource Management, LLC (“LeverageSource Management”) serves as the investment manager for LeverageSource Series III.  The sole member of LeverageSource Management is Apollo Management VII, L.P. (“Management VII”).  The general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”).  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Management Holdings is the sole member-manager of Management GP.

LeverageSource Holdings GP, LLC (“LeverageSource Holdings GP”) serves as the investment manager for LeverageSource N and LeverageSource A.  The sole member of LeverageSource Holdings GP is LeverageSource, L.P. (“LeverageSource LP”).  Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) is a general partner of LeverageSource LP and has the authority to make decisions on behalf of LeverageSource LP that are related to the investment in the Issuer.  The general partner of Advisors VII (EH) is Apollo Advisors VII (EH-GP), Ltd. (“Advisors VII (EH-GP)”).  The sole shareholder of Advisors VII (EH-GP) is Apollo Principal Holdings III, L.P. (“Principal Holdings III”), and the general partner of Principal Holdings III is Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”).

Apollo Europe Management, L.P. (“Apollo Europe”) serves as the investment manager for AIE Eurolux.  AEM GP, LLC (“AEM GP”) is the general partner of Apollo Europe.  Capital Management is the sole member and manager of AEM GP.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal II GP, and the directors of Principal Holdings III GP.  Each of the Apollo Funds, ACL Management, ACL Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, ACL Co-Investment Fund, ACL Advisors, ACL Capital Management, Principal II, Principal II GP, LeverageSource Management, Management VII, AIF VII LLC, Apollo Management, Management GP, LeverageSource Holdings GP, LeverageSource LP, Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III, Principal Holdings III GP, Apollo Europe and AEM GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for each of ACLF/Lyondell, ACLF Co-Invest and LeverageSource Series III is 44, Avenue John F. Kennedy, L-1885, Luxembourg.  The address for AIE Eurolux is 9B, Boulevard Prince Henri, L-1724, Luxembourg.

The address for each of LeverageSource A, LeverageSource N, LeverageSource LP, Advisors VII (EH), Advisors VII (EH-GP), Principal Holdings III and Principal Holdings III GP is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9005.

The address for ACLF Co-Investment Fund, ACL Advisors, ACL Management, ACL Management GP, Principal II, Principal Holdings GP, LeverageSource Management and LeverageSource Holdings GP is One Manhattanville Road, Suite 201, Purchase, NY 10577.

The address for ACL Capital Management, Apollo Europe, AEM GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, NY 10019.